UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

Clearway Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CWEN.A	New York Stock Exchange
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Clearway Energy, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 22, 2025. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

(a) Proposal 1 – Election of eleven directors

Name	Votes For	Votes Against	Broker Non-Votes
Jonathan Bram	58,898,644	9,899,287	3,778,654
Nathaniel Anschuetz	60,354,350	8,443,581	3,778,654
Emmanuel Barrois	60,358,391	8,439,540	3,778,654
Brian R. Ford	59,019,126	9,778,805	3,778,654
Jennifer Lowry	60,168,790	8,629,141	3,778,654
Bruce MacLennan	60,357,740	8,440,191	3,778,654
Daniel B. More	55,776,904	13,021,027	3,778,654
E. Stanley O’Neal	67,941,409	856,522	3,778,654
Craig Cornelius	60,958,741	7,839,190	3,778,654
Olivier Jouny	60,369,386	8,428,545	3,778,654
Marc-Antoine Pignon	60,365,522	8,432,409	3,778,654

With respect to the foregoing Proposal 1, all eleven directors were elected and each received a plurality of the votes cast at the Annual Meeting.

(b) Proposal 2 – Advisory vote on the Company’s executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,090,296	512,065	195,570	3,778,654

The foregoing Proposal 2 was approved.

(c) Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2025 fiscal year

Votes For	Votes Against	Abstentions
72,422,219	86,094	68,272

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
Executive Vice President, General Counsel and Corporate Secretary

Date: April 22, 2025